Sterling Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

News Release	T 845.369.8040
F 845.369.8255

http://www.sterlingbancorp.com

FOR IMMEDIATE RELEASE
July 26, 2016

STERLING BANCORP CONTACT:
Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
Sterling Bancorp Announces Record Results for the Three and Six Months Ended June 30, 2016.
Strong operating momentum in the second quarter continues, highlighted by GAAP diluted earnings per share of $0.29, adjusted diluted earnings per share1 of $0.27 and record volumes in loans and deposits.

Key Performance Highlights for the Three Months ended June 30, 2016 vs. June 30, 2015

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	2015	2016	Change % / bps	2015	2016	Change % / bps
Total revenue[2]	$77,431	$120,822	56.0%	$78,296	$119,510	52.6%
Net (loss) income	(7,646)	37,770	NM	21,361	35,414	65.8
Diluted EPS	(0.08)	0.29	NM	0.23	0.27	17.4
Net interest margin[3]	3.49%	3.50%	1	3.57%	3.60%	3
Return on average tangible equity	(4.75)	16.14	NM	13.27	15.14	187
Return on average tangible assets	(0.40)	1.27	NM	1.13	1.19	6
Efficiency ratio	110.6	49.4	NM	52.6	47.2	(540)
▪Total portfolio loans reached a record $8.6 billion at June 30, 2016.

▪	Annualized loan growth of 15.0% (end of period balances, including acquired loans) and 29.5% (average balances) over the linked quarter.

▪	Loans to deposits ratio of 87.8%; total deposits reached a record $9.8 billion at June 30, 2016 with over 90.0% core deposits[4] and a total cost of deposits of 0.35%.

▪	Annualized core deposit[4] growth of 22.2% (end of period balances) and 27.1% (average balances) over the linked quarter.

▪	Announced the pending acquisition of an ~$190 million portfolio of U.S. restaurant franchise financing loans.

▪	Completed the consolidation of seven financial centers in the second quarter of 2016, 11 in total for the six months ended June 30, 2016; total financial centers were 42 as of June 30, 2016.

▪	Announced divestiture of residential mortgage originations business; anticipated closing in Q3 2016.

1. Adjusted measures are defined in the non-GAAP tables beginning on page 15.
2. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin as adjusted is equal to net interest margin plus the tax equivalent adjustment for tax exempt securities.
4. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and exclude certificates of deposit and brokered deposits except for reciprocal Certificate of Deposit Account Registry balances.

MONTEBELLO, N.Y. – July 26, 2016 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and six months ended June 30, 2016. Net income for the quarter was $37.8 million, or $0.29 per diluted share, compared to net income of $23.8 million, or $0.18 per diluted share, for the linked quarter ended March 31, 2016 and a net loss of $(7.6) million, or $(0.08) per diluted share, for the second quarter of 2015.

Net income for the six months ended June 30, 2016 was $61.5 million, or $0.47 per diluted share, compared to net income of $9.1 million, or $0.10 per diluted share for the first six months of 2015.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “Our positive momentum in operating performance continued this quarter, highlighted by higher profitability and significant growth in loans and deposits. As of June 30, 2016, our total assets reached $13.1 billion, compared to $11.6 billion a year ago. We continue to execute our strategy of creating a high performing regional bank that focuses on serving commercial middle market clients and consumers.

“The positive impact of our strategic initiatives, which include continuing to reduce our network of financial centers and diversifying and expanding our commercial banking relationships and operations, is evident in our results. For the second quarter, our GAAP net income was $37.8 million, or $0.29 per diluted share. Our adjusted net income was $35.4 million and adjusted diluted earnings per share were $0.27, compared to $21.4 million and $0.23, respectively, for the same quarter a year ago. This represents growth of 65.8% and 17.4%, respectively, between the two periods. Our adjusted return on average tangible assets for the quarter was 1.19% and adjusted return on average tangible equity was 15.14%. This compares to 1.13% and 13.27%, respectively, for the same quarter a year ago.

“Consistent with our focus on leveraging our commercial lending platforms and expertise, during the quarter we announced the pending acquisition of an approximate $190 million portfolio of restaurant franchise financing loans from GE Capital. We anticipate the acquisition will close in this year’s third quarter.

“We continuously evaluate the performance of our business lines to determine where we should allocate our capital and resources. In the first quarter of 2016, we announced we had entered into a definitive agreement to divest our trust operations. The divestiture process remains on-track and we anticipate closing the transaction by October 2016. During the second quarter, we also entered into a definitive agreement to divest our residential mortgage originations business, which we anticipate will close in this year’s third quarter. We will reallocate capital and resources from these businesses to other businesses that are more in-line with our diversified commercial banking strategy and where we can achieve risk-adjusted returns that exceed our targets.

“We have a strong and diversified balance sheet, with ample funding to continue executing our strategy. We are well-positioned to continue delivering profitable and sustainable growth for our shareholders.

“Lastly, I am pleased to announce our Board of Directors has declared a dividend on our common stock of $0.07 per share payable on August 23, 2016 to our holders as of the record date of August 8, 2016.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
GAAP net income of $37.8 million, or $0.29 per diluted share, for the second quarter of 2016, included a pre-tax net gain on sale of securities of $4.5 million and the amortization of non-compete agreements and acquired customer list intangibles of $968 thousand. Excluding the impact of these items, adjusted net income was $35.4 million, or $0.27 per diluted share.

Net income for the first quarter of 2016 was impacted by a loss on extinguishment of Federal Home Loan Bank (“FHLB”) borrowings, merger-related expense and other restructuring charges incurred mainly in connection with the acquisition of NewStar Business Credit LLC (“NSBC”). The net loss incurred for the second quarter of 2015 was due mainly to merger-related expense and other restructuring charges incurred in connection with the acquisition of Hudson Valley Holding Corp (“Hudson Valley”). See the reconciliation of the Company’s Non-GAAP Financial Measures beginning on page 15.

Non-GAAP financial measures include references to the terms “adjusted” or “excluding”.

Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	6/30/2015	3/31/2016	6/30/2016	Y-o-Y	Linked Qtr
Interest income	$71,947	$106,006	$114,309	58.9%	7.8%
Interest expense	8,373	12,496	13,929	66.4	11.5
Net interest income	$63,574	$93,510	$100,380	57.9	7.3

Accretion on acquired loans	$1,107	$5,605	$4,088	269.3%	(27.1)%
Yield on loans	4.60%	4.62%	4.68%	0.08	0.06
Tax equivalent yield on securities	2.71	2.65	2.76	0.05	0.11
Tax equivalent yield on interest earning assets	4.03	4.00	4.09	0.06	0.09
Cost of total deposits	0.24	0.29	0.35	0.11	0.06
Cost of interest bearing deposits	0.33	0.44	0.52	0.19	0.08
Cost of borrowings	1.63	1.92	1.73	0.10	(0.19)
Tax equivalent net interest margin	3.57	3.53	3.60	0.03	0.07

Average loans	$5,205,806	$7,745,467	$8,313,529	59.7%	7.3%
Average securities	1,908,416	2,733,324	2,869,651	50.4	5.0
Average total earning assets	7,309,667	10,880,356	11,558,424	58.1	6.2
Average deposits	5,634,470	8,916,617	9,561,997	69.7	7.2

Second quarter 2016 compared with second quarter 2015
Net interest income was $100.4 million, an increase of $36.8 million compared to the second quarter of 2015. This was mainly the result of higher average loans and investment securities balances due to the merger with Hudson Valley and organic growth. Other key components of the changes in net interest income were the following:

▪	The yield on loans was 4.68%, compared to 4.60% for the three months ended June 30, 2015.

▪	Yield on loans included $4.1 million of accretion of the fair value discount associated with prior acquisitions compared to $1.1 million in the second quarter of 2015.

▪	The tax equivalent yield on investment securities increased five basis points to 2.76%.

▪	The cost of total deposits was 35 basis points and the cost of borrowings was 1.73% compared to 24 basis points and 1.63%, respectively, for the same period a year ago.

▪	The tax equivalent yield on interest earning assets increased six basis points from the second quarter of 2015 to 4.09% for the second quarter of 2016.

▪	Tax equivalent net interest margin was 3.60% compared to 3.57% for the same period a year ago.

Second quarter 2016 compared with linked quarter ended March 31, 2016
Net interest income increased $6.9 million compared to the linked quarter ended March 31, 2016. The increase was mainly due to the NSBC acquisition, which closed on March 31, 2016, and organic loan growth. This was partially offset by lower accretion of the fair value discount on acquired loans, which was $5.6 million in the first quarter of 2016 compared to $4.1 million in the second quarter of 2016, and higher average deposit and borrowings balances which resulted in an increase of $1.4 million in interest expense in the second quarter of 2016 over the first quarter of 2016. In March 2016, we redeemed $220.0 million of FHLB borrowings with a weighted average rate of 4.17% and issued $110.0 million of tier 2 qualifying subordinated notes at Sterling National Bank with a weighted average rate of 5.48%.

Other key components of the change in net interest income were the following:

▪	The yield on loans was 4.68% for the quarter compared to 4.62% for the linked quarter.

▪	The tax equivalent yield on investment securities increased 11 basis point to 2.76% in the quarter.

▪
The cost of total deposits increased six basis points from 29 basis points in the linked quarter and the total cost of borrowings declined 19 basis points from 1.92% in the linked quarter to 1.73% for the second quarter of 2016.

▪	The tax equivalent yield on interest earning assets increased nine basis points compared to 4.00% in the linked quarter.

▪	Tax equivalent net interest margin was 3.60% compared to 3.53% in the linked quarter.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	6/30/2015	3/31/2016	6/30/2016	Y-o-Y	Linked Qtr
Total non-interest income	$13,857	$15,430	$20,442	47.5%	32.5%
Securities gains (losses)	697	(283)	4,474	NM	NM
Adjusted non-interest income	$13,160	$15,713	$15,968	21.3	1.6

Second quarter 2016 compared with second quarter 2015
Excluding net gain (loss) on sale of securities, adjusted non-interest income increased $2.8 million in the second quarter of 2016 to $16.0 million compared to $13.2 million in the same quarter last year. The change was mainly due to an increase in lines of credit commissions and loan fees and loan swap fee income of $1.9 million. The increase was also due to higher deposit fees and service charges of $446 thousand and trust fees of $599 thousand. Trust fees are included in investment management fees; we will not continue to generate trust fee income once the sale of our trust business is completed, which is anticipated to occur in the third quarter of 2016. These increases were partially offset by a decrease in mortgage banking income and accounts receivable/factoring commissions of $442 thousand.

Second quarter 2016 compared with linked quarter ended March 31, 2016
Excluding net gain (loss) on sale of securities, adjusted non-interest income increased $255 thousand from $15.7 million in the first quarter of 2016 to $16.0 million in the second quarter of 2016. This was mainly due to higher loan fees and commissions as a result of the NSBC acquisition, higher loan swap fee income and an increase in mortgage banking income which aggregated to income of $941 thousand. This was partially offset by a decrease of $338 thousand in accounts receivable/factoring commissions and a decrease of $405 thousand in deposit fees and service charges.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	6/30/2015	3/31/2016	6/30/2016	Y-o-Y	Linked Qtr
Compensation and benefits	$22,667	$30,020	$31,336	38.2%	4.4%
Occupancy and office operations	7,453	9,282	8,810	18.2	(5.1)
Merger-related expenses	14,625	265	—	(100.0)	(100.0)
Loss on extinguishment of FHLB borrowings	—	8,716	—	—	(100.0)
Charge for asset write-downs, banking systems conversions, retention and severance	28,055	2,485	—	(100.0)	(100.0)
Other expenses	12,859	18,163	19,494	51.6	7.3
Total non-interest expense	$85,659	$68,931	$59,640	(30.4)	(13.5)
Full time equivalent employees at period end	1,196	1,078	1,065	(11.0)	(1.2)
Financial centers at period end	59	48	42	(28.8)	(12.5)
Efficiency ratio, as reported	110.6%	63.3%	49.4%	61.2	13.9
Efficiency ratio, as adjusted	52.6	48.9	47.2	5.4	1.7

Second quarter 2016 compared with second quarter 2015
Non-interest expense decreased $26.0 million relative to the second quarter of 2015, from $85.7 million to $59.6 million for the second quarter of 2016. The change was the result of a decrease in merger-related expense and charge for asset write-downs, banking systems conversion, retention and severance, which were incurred in connection with the Hudson Valley merger, partially offset by increases in compensation and benefits expense of $8.7 million and occupancy and office operations expense of $1.4 million associated mainly with the Hudson Valley merger.

Second quarter 2016 compared with linked quarter ended March 31, 2016
Non-interest expense decreased $9.3 million from $68.9 million for the linked quarter to $59.6 million for the second quarter of 2016. This was mainly due to the loss on extinguishment of FHLB borrowings and merger-related expense and other charges incurred in the linked quarter. The increase in compensation and benefits from the linked quarter to the second quarter of 2016 was mainly due to the NSBC acquisition. The full integration of NSBC into our existing asset based lending operations will be completed by the fourth quarter of 2016. The decline in occupancy and office operations between the periods was due to the ongoing consolidation of our financial centers, which decreased by seven locations in the second quarter of 2016.

Taxes
Given the Company’s emphasis on growing its public sector finance loans and municipal securities portfolio, total tax exempt earning assets increased to over $1 billion and represent 9.0% of earning assets at June 30, 2016, compared to 4.9% at December 31, 2015, when the Company initially estimated its effective tax rate for fiscal 2016. As a result, the Company has revised its estimated effective tax rate for 2016 to 33.3%, compared to a rate of 34.0% used in the first quarter of 2016, and recorded income taxes at an effective tax rate of 32.8% in the second quarter of 2016. The Company anticipates its tax rate will be 33.3% in the third and fourth quarters of 2016.
The Company’s tax rate was 32.5% for the second quarter of 2015.

Key Balance Sheet Highlights at June 30, 2016

($ in thousands)	As of			Change % / bps
	6/30/2015	12/31/2015	6/30/2016	Y-o-Y	Six months
Total assets	$11,566,382	$11,955,952	$13,065,248	13.0%	9.3%
Total loans	7,235,587	7,859,360	8,594,295	18.8	9.4
Commercial & industrial (“C&I”) loans	2,884,440	3,131,028	3,639,169	26.2	16.2
Commercial real estate loans	3,330,687	3,715,779	3,990,527	19.8	7.4
Total commercial loans	6,215,127	6,846,807	7,629,696	22.8	11.4
Total deposits	8,836,161	8,473,360	9,785,556	10.7	15.5
Loans to deposits	81.9%	92.8%	87.8%	5.9	(5.0)
Core deposits	$8,253,333	$7,822,637	$8,809,242	6.7	12.6
Core deposits to total deposits	93.4%	92.3%	90.0%	(3.40)	(2.30)
Investment securities	$2,666,610	$2,643,823	$2,980,059	11.8	12.7
Investment securities to total assets	23.1%	22.1%	22.8%	(0.3)	0.7

Highlights in balance sheet items in the second quarter of 2016 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factoring and equipment finance) represented 42.4%, commercial real estate loans represented 44.0%, consumer and residential mortgage loans represented 11.2%, and acquisition, development and construction loans represented 2.4% of the total loan portfolio.

▪	Commercial loan growth, which includes all C&I loans, commercial real estate and acquisition, development and construction loans, was $357.4 million for the quarter ended June 30, 2016.

▪	Average commercial loans were $7.3 billion compared to $6.7 billion for the linked quarter.

▪	Average total deposits were $9.6 billion compared to $8.9 billion for the linked quarter.

▪	Borrowings were $1.3 billion compared to $1.5 billion at December 31, 2015. Average borrowings were $1.3 billion for both the linked quarter and second quarter 2016.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	6/30/2015	3/31/2016	6/30/2016	Y-o-Y	Linked Qtr
Provision for loan losses	$3,100	$4,000	$5,000	61.3%	25.0%
Net charge-offs	1,667	1,131	2,149	28.9	90.0
Allowance for loan losses	44,317	53,014	55,865	26.1	5.4
Non-performing loans	69,030	85,438	79,564	15.3	(6.9)
Net charge-offs annualized	0.13%	0.06%	0.10%	3.0	(4.0)
Allowance for loan losses to total loans	0.61	0.64	0.65	4.0	1.0
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans[1]	1.36	1.17	1.11	(25.0)	(6.0)
Allowance for loan losses to non-performing loans	64.2	62.0	70.2	6.0	8.2

Provision for loan losses was $5.0 million in the second quarter of 2016, an increase of $1.0 million from the linked quarter. This was mainly due to organic loan growth.
As a result of purchase accounting, a substantial portion of the loans acquired in prior merger transactions do not have an allocation in the allowance for loan losses as the performance of these loans remains satisfactory. The total valuation balances recorded against portfolio loans to adjusted gross portfolio loans1 was 1.17% and 1.11% at March 31, 2016 and June 30, 2016, respectively.
Non-performing loans at June 30, 2016, which includes non-accrual loans and loans over 90 days past due still accruing interest decreased by $5.9 million to $79.6 million from the linked quarter. This was mainly due to the transfer to other real estate owned of residential mortgage loans and charge-offs.
1 See a reconciliation of this non-GAAP financial measure on page 17.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	6/30/2015	12/31/2015	6/30/2016	Y-o-Y	Six months
Total stockholders’ equity	$1,623,110	$1,665,073	$1,735,994	7.0%	4.3%
Goodwill and intangible assets	753,899	748,066	769,125	2.0	2.8
Tangible stockholders’ equity	$869,211	$917,007	$966,869	11.2	5.4
Common shares outstanding	129,709,834	130,006,926	130,620,463	0.7	0.5
Book value per share	$12.51	$12.81	$13.29	6.2	3.7
Tangible book value per share	6.70	7.05	7.40	10.4	5.0
Tangible equity to tangible assets	8.04%	8.18%	7.89%	(0.15)	(0.29)
Estimated Tier 1 leverage ratio - Company	12.92	9.03	8.37	(4.55)	(0.66)
Estimated Tier 1 leverage ratio - Bank	13.82	9.65	8.84	(4.98)	(0.81)
The $70.9 million increase in stockholders’ equity at June 30, 2016 compared to December 31, 2015 was mainly the result of net income of $61.5 million and an increase in other comprehensive income of $23.1 million, which was primarily due to a change in the fair value of our available for sale securities portfolio, and stock option exercises and stock-based compensation, which totaled $4.5 million. These increases were partially offset by declared dividends of $18.2 million.
Total goodwill and other intangible assets were $769.1 million at June 30, 2016, an increase of $21.1 million compared to December 31, 2015, which was due to the NSBC acquisition and partially offset by amortization of $6.3 million.
For the quarter ended June 30, 2016, basic and diluted weighted average common shares outstanding increased to 130.1 million and 130.7 million, respectively, compared to 130.0 million basic shares and 130.5 million diluted shares, respectively, for the quarter ended March 31, 2016. Total common shares outstanding at June 30, 2016 were approximately 130.6 million.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Wednesday, July 27, 2016 at 10:30 AM Eastern Time to discuss the Company’s results. Interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com. Analysts are invited to listen by dialing (888) 523-1225, Conference ID #6232464. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, of which the principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families and consumers within the communities we serve through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: our ability to successfully implement strategic initiatives, grow revenues faster than we grow expenses, and to integrate and fully realize cost savings and other benefits we estimate in connection with acquisitions; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2016. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION                        (unaudited, in thousands, except share and per share data)

	6/30/2015	12/31/2015	6/30/2016
Assets:
Cash and cash equivalents	$362,856	$229,513	$258,326
Federal Funds Sold	3,571	—	—
Investment securities	2,666,610	2,643,823	2,980,059
Loans held for sale	73,523	34,110	57,249
Portfolio loans:
Residential mortgage	725,803	713,036	673,208
Commercial real estate	3,160,553	3,529,381	3,782,659
Commercial and industrial	2,884,440	3,131,028	3,639,169
Acquisition, development and construction	170,134	186,398	207,868
Consumer	294,657	299,517	291,391
Total portfolio loans, gross	7,235,587	7,859,360	8,594,295
Allowance for loan losses	(44,317)	(50,145)	(55,865)
Total portfolio loans, net	7,191,270	7,809,215	8,538,430
FHLB and Federal Reserve Bank Stock, at cost	74,233	116,758	102,855
Accrued interest receivable	29,015	31,531	35,106
Premises and equipment, net	63,555	63,362	60,797
Goodwill	669,590	670,699	696,600
Other intangibles	84,309	77,367	72,525
Bank owned life insurance	196,629	196,288	196,665
Other real estate owned	9,575	14,614	16,590
Other assets	141,646	68,672	50,046
Total assets	$11,566,382	$11,955,952	$13,065,248
Liabilities:
Deposits	$8,836,161	$8,580,007	$9,785,556
FHLB borrowings	777,047	1,409,885	1,074,492
Other borrowings	39,181	16,566	28,202
Senior notes	98,693	98,893	99,099
Subordinated notes	—	—	108,161
Mortgage escrow funds	12,142	13,778	14,283
Other liabilities	180,048	171,750	219,461
Total liabilities	9,943,272	10,290,879	11,329,254
Stockholders’ equity:
Common stock	1,367	1,367	1,367
Additional paid-in capital	1,507,837	1,506,612	1,503,027
Treasury stock	(78,972)	(76,190)	(69,355)
Retained earnings	206,079	245,408	290,025
Accumulated other comprehensive (loss) income	(13,201)	(12,124)	10,930
Total stockholders’ equity	1,623,110	1,665,073	1,735,994
Total liabilities and stockholders’ equity	$11,566,382	$11,955,952	$13,065,248

Shares of common stock outstanding at period end	129,709,834	130,006,926	130,620,463
Book value per share	$12.51	$12.81	$13.29
Tangible book value per share	6.70	7.05	7.40

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Six Months Ended
	6/30/2015	3/31/2016	6/30/2016	6/30/2015	6/30/2016
Interest and dividend income:
Loans and loan fees	$59,744	$89,034	$96,658	$115,015	$185,692
Securities taxable	8,423	12,016	10,662	16,054	22,678
Securities non-taxable	2,900	3,879	5,871	5,768	9,750
Other earning assets	880	1,077	1,118	1,782	2,195
Total interest and dividend income	71,947	106,006	114,309	138,619	220,315
Interest expense:
Deposits	3,359	6,409	8,328	6,452	14,737
Borrowings	5,014	6,087	5,601	9,728	11,688
Total interest expense	8,373	12,496	13,929	16,180	26,425
Net interest income	63,574	93,510	100,380	122,439	193,890
Provision for loan losses	3,100	4,000	5,000	5,200	9,000
Net interest income after provision for loan losses	60,474	89,510	95,380	117,239	184,890
Non-interest income:
Accounts receivable / factoring commissions and other fees	4,435	4,494	4,156	7,937	8,650
Mortgage banking income	2,530	2,002	2,367	5,687	4,369
Deposit fees and service charges	3,639	4,496	4,084	7,181	8,574
Net gain (loss) on sale of securities	697	(283)	4,474	2,231	4,191
Bank owned life insurance	1,074	1,327	1,281	2,150	2,608
Investment management fees	316	1,124	934	676	2,058
Other	1,166	2,270	3,146	2,008	5,422
Total non-interest income	13,857	15,430	20,442	27,870	35,872
Non-interest expense:
Compensation and benefits	22,667	30,020	31,336	45,833	61,356
Stock-based compensation plans	1,128	1,540	1,747	2,236	3,287
Occupancy and office operations	7,453	9,282	8,810	14,033	18,092
Amortization of intangible assets	1,780	3,053	3,241	3,180	6,294
FDIC insurance and regulatory assessments	1,384	2,258	2,300	2,812	4,558
Other real estate owned, net	40	582	541	4	1,123
Merger-related expenses	14,625	265	—	17,080	266
Loss on extinguishment of FHLB borrowings	—	8,716	—	—	8,716
Other	36,582	13,215	11,665	46,405	24,879
Total non-interest expense	85,659	68,931	59,640	131,583	128,571
(Loss) income before income tax expense	(11,328)	36,009	56,182	13,526	92,191
Income tax (benefit) expense	(3,682)	12,243	18,412	4,396	30,655
Net (loss) income	$(7,646)	$23,766	$37,770	$9,130	$61,536
Weighted average common shares:
Basic	91,565,972	129,974,025	130,081,465	89,712,796	129,953,397
Diluted	91,950,776	130,500,975	130,688,729	90,099,788	130,522,021
Earnings per common share:
Basic (loss) earnings per share	$(0.08)	$0.18	$0.29	$0.10	$0.47
Diluted (loss) earnings per share	(0.08)	0.18	0.29	0.10	0.47
Dividends declared per share	0.07	0.07	0.07	0.14	0.14

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016
Total assets	$11,566,382	$11,597,393	$11,955,952	$12,865,356	$13,065,248
Tangible assets [1]	10,812,483	10,845,864	11,207,886	12,092,966	12,296,123
Securities available for sale	2,081,414	1,854,862	1,921,032	1,894,820	1,613,013
Securities held to maturity	585,196	673,130	722,791	952,922	1,367,046
Portfolio loans	7,235,587	7,525,632	7,859,360	8,286,163	8,594,295
Goodwill	669,590	670,699	670,699	696,600	696,600
Other intangibles	84,309	80,830	77,367	75,790	72,525
Deposits	8,836,161	8,805,411	8,580,007	9,328,622	9,785,547
Municipal deposits (included above)	1,212,624	1,352,846	1,140,206	1,285,263	1,184,231
Borrowings	914,921	948,048	1,525,344	1,675,508	1,309,954
Stockholders’ equity	1,623,110	1,652,204	1,665,073	1,698,133	1,735,994
Tangible equity [1]	869,211	900,675	917,007	925,743	966,869
Quarterly Average Balances
Total assets	8,049,220	11,242,870	11,622,621	12,001,370	12,700,038
Tangible assets [1]	7,593,900	10,490,169	10,872,287	11,253,958	11,929,107
Loans, gross:
Residential mortgage	539,569	780,373	777,561	755,564	729,685
Commercial real estate	2,040,094	3,253,183	3,444,774	3,587,341	3,694,162
Commercial and industrial:
Commercial and industrial	966,411	1,295,034	1,378,642	1,381,107	1,456,402
Asset based lending	297,846	303,387	304,113	304,779	636,383
Payroll finance	170,905	175,240	199,856	192,428	187,887
Warehouse lending	263,802	286,557	293,387	248,831	301,882
Factored receivables	150,569	192,380	210,081	181,974	183,051
Equipment financing	477,369	578,655	587,445	616,995	630,922
Total commercial and industrial	2,326,902	2,831,253	2,973,524	2,926,114	3,396,527
Acquisition, development and construction	97,197	173,898	181,550	179,420	197,489
Consumer	202,044	292,852	281,242	297,028	295,666
Loans, total [2]	5,205,806	7,331,559	7,658,651	7,745,467	8,313,529
Interest bearing cash and cash equivalents	114,128	211,723	168,199	296,668	272,426
Securities (taxable)	1,527,872	1,967,600	2,111,953	2,139,547	2,032,518
Securities (non-taxable)	380,544	446,875	429,633	593,777	837,133
Total earning assets	7,309,667	10,038,831	10,460,168	10,880,356	11,558,424
Deposits:
Non-interest bearing demand	1,548,844	3,234,450	3,017,727	3,009,085	3,059,562
Interest bearing demand	823,471	1,418,803	1,485,690	1,607,227	2,016,365
Savings (including mortgage escrow funds)	802,956	950,709	962,766	814,485	809,123
Money market	1,922,805	2,548,181	2,808,734	2,866,666	3,056,188
Certificates of deposit	536,394	539,765	550,640	619,154	620,759
Total deposits and mortgage escrow	5,634,470	8,691,908	8,825,557	8,916,617	9,561,997
Borrowings	1,234,958	772,777	988,550	1,274,605	1,304,442
Stockholders’ equity	1,100,897	1,639,458	1,661,282	1,686,274	1,711,902
Tangible equity [1]	645,577	886,757	910,948	938,862	940,971

[1] See a reconciliation of this Non-GAAP Financial Measure on page 15.
[2] Includes loans held for sale, excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Share Data	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016
Basic (loss) earnings per share	$(0.08)	$0.19	$0.25	$0.18	$0.29
Diluted (loss) earnings per share	(0.08)	0.19	0.25	0.18	0.29
Adjusted diluted earnings per share, non-GAAP [1]	0.23	0.25	0.26	0.25	0.27
Dividends declared per share	0.07	0.07	0.07	0.07	0.07
Tangible book value per share	6.70	6.94	7.05	7.09	7.40
Shares of common stock o/s	129,709,834	129,769,569	130,006,926	130,548,989	130,620,463
Basic weighted average common shares o/s	91,565,972	129,733,911	129,812,551	129,974,025	130,081,465
Diluted weighted average common shares o/s	91,950,776	130,192,937	130,354,779	130,500,975	130,688,729
Performance Ratios (annualized)
Return on average assets	(0.38)%	0.85%	1.12%	0.80%	1.20%
Return on average equity	(2.79)%	5.85%	7.83%	5.67%	8.87%
Return on average tangible assets, as reported [1]	(0.40)%	0.91%	1.20%	0.85%	1.27%
Return on average tangible equity, as reported [1]	(4.75)%	10.82%	14.28%	10.18%	16.14%
Return on average tangible assets, as adjusted [1]	1.13%	1.21%	1.22%	1.15%	1.19%
Return on average tangible equity, as adjusted [1]	13.27%	14.33%	14.60%	13.78%	15.14%
Operating efficiency, as adjusted [1]	52.6%	49.0%	47.6%	48.9%	47.2%
Analysis of Net Interest Income
Yield on loans	4.60%	4.75%	4.65%	4.62%	4.68%
Yield on investment securities - tax equivalent [2]	2.71%	2.63%	2.66%	2.65%	2.76%
Yield on interest earning assets - tax equivalent [2]	4.03%	4.15%	4.09%	4.00%	4.09%
Cost of total deposits	0.24%	0.24%	0.26%	0.29%	0.35%
Cost of borrowings	1.63%	2.38%	2.04%	1.92%	1.73%
Cost of interest bearing liabilities	0.63%	0.63%	0.63%	0.70%	0.72%
Net interest rate spread - tax equivalent basis [2]	3.40%	3.52%	3.46%	3.30%	3.37%
Net interest margin - GAAP basis	3.49%	3.69%	3.62%	3.46%	3.50%
Net interest margin - tax equivalent basis [2]	3.57%	3.76%	3.68%	3.53%	3.60%
Capital
Tier 1 leverage ratio - Company [3]	12.92%	9.12%	9.03%	8.61%	8.37%
Tier 1 leverage ratio - Bank only [3]	13.82%	9.80%	9.65%	9.16%	8.84%
Tier 1 risk-based capital ratio - Bank only [3]	11.98%	11.79%	11.45%	10.89%	10.52%
Total risk-based capital ratio - Bank only [3]	12.51%	12.34%	12.00%	12.60%	12.15%
Tangible equity to tangible assets - Company [1]	8.04%	8.30%	8.18%	7.66%	7.86%
Condensed Five Quarter Income Statement
Interest and dividend income	$71,947	$103,298	$106,224	$106,006	$114,309
Interest expense	8,373	9,944	10,803	12,496	13,929
Net interest income	63,574	93,354	95,421	93,510	100,380
Provision for loan losses	3,100	5,000	5,500	4,000	5,000
Net interest income after provision for loan losses	60,474	88,354	89,921	89,510	95,380
Non-interest income	13,857	18,802	16,081	15,430	20,442
Non-interest expense	85,659	71,315	57,419	68,931	59,640
(Loss) income before income tax expense	(11,328)	35,841	48,583	36,009	56,182
Income tax (benefit) expense	(3,682)	11,648	15,792	12,243	18,412
Net (loss) income	$(7,646)	$24,193	$32,791	$23,766	$37,770

[1] See a reconciliation of Non-GAAP Financial Measures beginning on page 15.
[2] Tax equivalent adjustment represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016
Balance, beginning of period	$42,884	$44,317	$47,611	$50,145	$53,014
Provision for loan losses	3,100	5,000	5,500	4,000	5,000
Loan charge-offs:
Commercial & industrial	(228)	(224)	(281)	(489)	(429)
Payroll finance	(59)	(44)	—	—	(28)
Warehouse lending	—	—	—	—	—
Factored receivables	(146)	(52)	(21)	(81)	(792)
Equipment financing	(438)	(1,369)	(1,463)	(457)	(572)
Commercial real estate	(276)	(223)	(1,134)	(4)	(100)
Multi-family	—	—	—	—	(18)
Acquisition development & construction	—	—	—	—	—
Residential mortgage	—	(546)	(524)	(224)	(209)
Consumer	(821)	(387)	(810)	(511)	(532)
Total charge offs	(1,968)	(2,845)	(4,233)	(1,766)	(2,680)
Recoveries of loans previously charged-off:
Commercial & industrial	163	781	675	329	199
Payroll finance	—	—	24	4	28
Warehouse lending	—	—	—	—	—
Factored receivables	9	18	14	24	17
Equipment financing	96	148	409	108	102
Commercial real estate	—	76	56	21	53
Multi-family	—	—	9	2	—
Acquisition development & construction	—	—	43	—	104
Residential mortgage	9	81	—	28	1
Consumer	24	35	37	119	27
Total recoveries	301	1,139	1,267	635	531
Net loan charge-offs	(1,667)	(1,706)	(2,966)	(1,131)	(2,149)
Balance, end of period	$44,317	$47,611	$50,145	$53,014	$55,865
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$68,419	$67,390	$65,737	$84,436	$79,036
NPLs still accruing	611	282	674	1,002	528
Total NPLs	69,030	67,672	66,411	85,438	79,564
Other real estate owned	9,575	11,831	14,614	14,527	16,590
Non-performing assets (“NPAs”)	$78,605	$79,503	$81,025	$99,965	$96,154
Loans 30 to 89 days past due	$40,957	$30,881	$67,996	$19,168	$18,803
Net charge-offs as a % of average loans (annualized)	0.13%	0.09%	0.15%	0.06%	0.10%
NPLs as a % of total loans	0.95	0.90	0.84	1.03	0.93
NPAs as a % of total assets	0.68	0.69	0.68	0.78	0.74
Allowance for loan losses as a % of NPLs	64.2	70.4	75.5	62.0	70.2
Allowance for loan losses as a % of total loans	0.61	0.63	0.64	0.64	0.65
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans [1]	1.36	1.28	1.16	1.17	1.11
Special mention loans	$65,421	$91,076	$68,003	$101,560	$103,710
Substandard loans	125,602	120,684	129,665	131,919	125,571
Doubtful loans	392	152	713	556	330
[1] See a reconciliation of this non-GAAP measure on page 17.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	March 31, 2016			June 30, 2016
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Commercial loans	$6,692,875	$78,137	4.70%	$7,288,178	$86,206	4.76%
Consumer loans	297,028	3,296	4.46%	295,666	3,391	4.61%
Residential mortgage loans	755,564	7,601	4.02%	729,685	7,061	3.87%
Total net loans [1]	7,745,467	89,034	4.62%	8,313,529	96,658	4.68%
Securities taxable	2,139,547	12,016	2.26%	2,032,518	10,662	2.11%
Securities non-taxable	593,777	5,968	4.04%	837,133	9,032	4.34%
Interest earning deposits	296,668	311	0.42%	272,426	258	0.38%
FHLB and Federal Reserve Bank stock	104,897	766	2.94%	102,818	860	3.36%
Total securities and other earning assets	3,134,889	19,061	2.45%	3,244,895	20,812	2.58%
Total interest earning assets	10,880,356	108,095	4.00%	11,558,424	117,470	4.09%
Non-interest earning assets	1,121,014			1,141,614
Total assets	$12,001,370			$12,700,038
Interest bearing liabilities:
Demand deposits	$1,607,227	$1,004	0.25%	$2,016,365	$1,994	0.40%
Savings deposits [2]	814,485	606	0.30%	809,123	841	0.42%
Money market deposits	2,866,666	3,672	0.52%	3,056,188	4,152	0.55%
Certificates of deposit	619,154	1,127	0.73%	620,759	1,341	0.87%
Total interest bearing deposits	5,907,532	6,409	0.44%	6,502,435	8,328	0.52%
Senior notes	98,928	1,478	5.98%	99,032	1,478	5.97%
Other borrowings	1,172,112	4,560	1.56%	1,097,270	2,642	0.97%
Subordinated notes	3,565	49	5.50%	108,140	1,481	5.48%
Total borrowings	1,274,605	6,087	1.92%	1,304,442	5,601	1.73%
Total interest bearing liabilities	7,182,137	12,496	0.70%	7,806,877	13,929	0.72%
Non-interest bearing deposits	3,009,085			3,059,562
Other non-interest bearing liabilities	123,874			121,697
Total liabilities	10,315,096			10,988,136
Stockholders’ equity	1,686,274			1,711,902
Total liabilities and stockholders’ equity	$12,001,370			$12,700,038
Net interest rate spread [3]			3.30%			3.37%
Net interest earning assets [4]	$3,698,219			$3,751,547
Net interest margin - tax equivalent		95,599	3.53%		103,541	3.60%
Less tax equivalent adjustment		(2,089)			(3,161)
Net interest income		$93,510			$100,380
Ratio of interest earning assets to interest bearing liabilities	151.5%			148.1%
1 Average balances include the effect of net deferred loan origination fees and costs, allowance for loan losses and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2015			June 30, 2016
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Commercial loans	$4,464,193	$51,805	4.65%	$7,288,178	$86,206	4.76%
Consumer loans	202,044	1,975	3.92%	295,666	3,391	4.61%
Residential mortgage loans	539,569	5,964	4.43%	729,685	7,061	3.87%
Total net loans [1]	5,205,806	59,744	4.60%	8,313,529	96,658	4.68%
Securities taxable	1,527,872	8,423	2.21%	2,032,518	10,662	2.11%
Securities non-taxable	380,544	4,462	4.70%	837,133	9,032	4.34%
Interest earning deposits	114,128	48	0.17%	272,426	258	0.38%
FHLB and Federal Reserve Bank stock	81,317	832	4.10%	102,818	860	3.36%
Total securities and other earning assets	2,103,861	13,765	2.62%	3,244,895	20,812	2.58%
Total interest earning assets	7,309,667	73,509	4.03%	11,558,424	117,470	4.09%
Non-interest earning assets	739,553			1,141,614
Total assets	$8,049,220			$12,700,038
Interest bearing liabilities:
Demand deposits	$823,471	$207	0.10%	$2,016,365	$1,994	0.40%
Savings deposits [2]	802,956	482	0.24%	809,123	841	0.42%
Money market deposits	1,922,805	1,931	0.40%	3,056,188	4,152	0.55%
Certificates of deposit	536,394	739	0.55%	620,759	1,341	0.87%
Total interest bearing deposits	4,085,626	3,359	0.33%	6,502,435	8,328	0.52%
Senior notes	98,629	1,473	5.99%	99,032	1,478	5.97%
Other borrowings	1,136,329	3,541	1.25%	1,097,270	2,642	0.97%
Subordinated notes	—	—	—%	108,140	1,481	5.48%
Total borrowings	1,234,958	5,014	1.63%	1,304,442	5,601	1.73%
Total interest bearing liabilities	5,320,584	8,373	0.63%	7,806,877	13,929	0.72%
Non-interest bearing deposits	1,548,844			3,059,562
Other non-interest bearing liabilities	78,895			121,697
Total liabilities	6,948,323			10,988,136
Stockholders’ equity	1,100,897			1,711,902
Total liabilities and stockholders’ equity	$8,049,220			$12,700,038
Net interest rate spread [3]			3.40%			3.37%
Net interest earning assets [4]	$1,989,083			$3,751,547
Net interest margin - tax equivalent		65,136	3.57%		103,541	3.60%
Less tax equivalent adjustment		(1,562)			(3,161)
Net interest income		$63,574			$100,380
Ratio of interest earning assets to interest bearing liabilities	137.4%			148.1%
1 Average balances include the effect of net deferred loan origination fees and costs, allowance for loan losses and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of Non-GAAP Financial Measures as management believes this information is useful to investors. See legend on page 17.
	As of and for the Quarter Ended
	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016

The following table shows the reconciliation of stockholders’ equity to tangible equity and the tangible equity ratio[1]:

Total assets	$11,566,382	$11,597,393	$11,955,952	$12,865,356	$13,065,248
Goodwill and other intangibles	(753,899)	(751,529)	(748,066)	(772,390)	(769,125)
Tangible assets	10,812,483	10,845,864	11,207,886	12,092,966	12,296,123
Stockholders’ equity	1,623,110	1,652,204	1,665,073	1,698,133	1,735,994
Goodwill and other intangibles	(753,899)	(751,529)	(748,066)	(772,390)	(769,125)
Tangible stockholders’ equity	869,211	900,675	917,007	925,743	966,869
Common stock outstanding at period end	129,709,834	129,769,569	130,006,926	130,548,989	130,620,463
Stockholders’ equity as a % of total assets	14.03%	14.25%	13.93%	13.20%	13.29%
Book value per share	$12.51	$12.73	$12.81	$13.01	$13.29
Tangible equity as a % of tangible assets	8.04%	8.30%	8.18%	7.66%	7.86%
Tangible book value per share	$6.70	$6.94	$7.05	$7.09	$7.40

The following table shows the reconciliation of reported return on average tangible equity and adjusted return on average tangible equity[2]:

Average stockholders’ equity	$1,100,897	$1,639,458	$1,661,282	$1,686,274	$1,711,902
Average goodwill and other intangibles	(455,320)	(752,701)	(750,334)	(747,412)	(770,931)
Average tangible stockholders’ equity	645,577	886,757	910,948	938,862	940,971
Net (loss) income	(7,646)	24,193	32,791	23,766	37,770
Net (loss) income, if annualized	(30,668)	95,983	130,095	95,586	151,910
Reported return on average tangible equity	(4.75)%	10.82%	14.28%	10.18%	16.14%
Adjusted net income (see reconciliation on page 16)	$21,361	$32,035	$33,525	$32,159	$35,414
Annualized adjusted net income	85,679	127,095	133,007	129,343	142,434
Adjusted return on average tangible equity	13.27%	14.33%	14.60%	13.78%	15.14%

The following table shows the reconciliation of reported return on tangible assets and adjusted return on tangible assets3:

Average assets	$8,049,220	$11,242,870	$11,622,621	$12,001,370	$12,700,038
Average goodwill and other intangibles	(455,320)	(752,701)	(750,334)	(747,412)	(770,931)
Average tangible assets	7,593,900	10,490,169	10,872,287	11,253,958	11,929,107
Net (loss) income	(7,646)	24,193	32,791	23,766	37,770
Net (loss) income, if annualized	(30,668)	95,983	130,095	95,586	151,910
Reported return on average tangible assets	(0.40)%	0.91%	1.20%	0.85%	1.27%
Adjusted net income (see reconciliation on page 16)	$21,361	$32,035	$33,525	$32,159	$35,414
Annualized adjusted net income	85,679	127,095	133,007	129,343	142,434
Adjusted return on average tangible assets	1.13%	1.21%	1.22%	1.15%	1.19%

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP measures as management believes this information is useful to investors. See legend on page 17.
	As of and for the Quarter Ended
	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016

The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$63,574	$93,354	$95,421	$93,510	$100,379
Non-interest income	13,857	18,802	16,081	15,430	20,445
Total net revenue	77,431	112,156	111,502	108,940	120,824
Tax equivalent adjustment on securities interest income	1,562	1,707	1,692	2,091	3,161
Net (gain) loss on sale of securities	(697)	(2,726)	121	283	(4,474)
Adjusted total revenue	78,296	111,137	113,315	111,314	119,511
Non-interest expense	85,659	71,315	57,419	68,931	59,639
Merger-related expense	(14,625)	—	—	(265)	—
Charge for asset write-downs, banking systems conversion, retention and severance	(28,055)	—	—	(2,485)	—
Charge on benefit plan settlement	—	(13,384)	—	—	—
Loss on extinguishment of FHLB borrowings	—	—	—	(8,716)	—
Amortization of intangible assets	(1,780)	(3,431)	(3,431)	(3,053)	(3,241)
Adjusted non-interest expense	41,199	54,500	53,988	54,412	56,398
Reported operating efficiency ratio	110.6%	63.6%	51.5%	63.3%	49.4%
Adjusted operating efficiency ratio	52.6%	49.0%	47.6%	48.9%	47.2%

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income (non-GAAP) and adjusted diluted earnings per share[5]:

(Loss) income before income tax expense	$(11,328)	$35,841	$48,583	$36,009	$56,182
Income tax (benefit) expense	(3,682)	11,648	15,792	12,243	18,412
Net (loss) income (GAAP)	(7,646)	24,193	32,791	23,766	37,770

Adjustments:
Net (gain) loss on sale of securities	(697)	(2,726)	121	283	(4,474)
Merger-related expense	14,625	—	—	265	—
Charge for asset write-downs, banking systems conversion, retention and severance	28,055	—	—	2,485	—
Charge on benefit plan settlement	—	13,384	—	—	—
Loss on extinguishment of FHLB borrowings	—	—	—	8,716	—
Amortization of non-compete agreements and acquired customer list intangible assets	991	961	961	968	969
Total adjustments	42,974	11,619	1,082	12,717	(3,505)
Income tax (benefit) expense	(13,967)	(3,777)	(348)	(4,324)	1,149
Total adjustments net of taxes	29,007	7,842	734	8,393	(2,356)
Adjusted net income (non-GAAP)	$21,361	$32,035	$33,525	$32,159	$35,414

Weighted average diluted shares	91,950,776	130,192,937	130,354,779	130,500,975	130,688,729
Diluted EPS as reported (GAAP)	$(0.08)	$0.19	$0.25	$0.18	$0.29
Adjusted diluted EPS (non-GAAP)	0.23	0.25	0.26	0.25	0.27

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP measures as management believes this information is useful to investors. See legend below.
	As of and for the Quarter Ended
	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016
The following table shows a reconciliation of the allowance for loan losses and remaining purchase accounting adjustments to portfolio loans[6]:
Allowance for loan losses	$44,317	$47,611	$50,145	$53,014	$55,865
Remaining purchase accounting adjustments:
Acquired performing loans	36,889	31,364	24,766	27,340	23,802
Purchased credit impaired loans	18,014	17,783	16,617	16,862	15,955
Total remaining purchase accounting adjustments	54,903	49,147	41,383	44,202	39,757
Total valuation balances recorded against portfolio loans	$99,220	$96,758	$91,528	$97,216	$95,622

Total portfolio loans, gross	$7,235,587	$7,525,632	$7,859,360	$8,286,163	$8,594,295
Remaining purchase accounting adjustments:
Acquired performing loans	36,889	31,364	24,766	27,340	23,802
Purchased credit impaired loans	18,014	17,783	16,617	16,862	15,955
Adjusted portfolio loans, gross	$7,290,490	$7,574,779	$7,900,743	$8,330,365	$8,634,052
Allowance for loan losses to total portfolio loans, gross	0.61%	0.63%	0.64%	0.64%	0.65%
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans	1.36%	1.28%	1.16%	1.17%	1.11%

The non-GAAP measures presented above are used by management and the Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results.

1 Stockholders’ equity as a percentage of total assets, book value per share, tangible equity as a percentage of total assets and tangible book value equity per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible equity and adjusted return on average tangible equity measures provide information to evaluate the use of our tangible equity.

3 Reported return on tangible assets and adjusted return on tangible assets measures provide information to help assess our profitability.

4 The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by total net revenue.
The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income and adjusted earnings per share present a summary of our earnings which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.

6 The reconciliation of the allowance for loan losses and remaining purchase accounting adjustments to portfolio loans provides information to evaluate the impact of purchase accounting adjustments and the allowance for loan losses on our portfolio loans. In purchase accounting, the prior allowance for loan losses is not carried over, and in place, we are required to estimate the fair value of the loan which includes an estimate of life of loan losses on the portfolio, which is included as a purchase discount within the acquired loan population.